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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   January 17, 2001
                                                -------------------------------


 Motorcar Parts & Accessories, Inc.
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(Exact name of registrant as specified in its charter)
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      New York                     0-23538                      11-2153962
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  (State or other          (Commission File Number)            (IRS Employer
    jurisdiction                                             Identification No.)
  of incorporation)

2727 Maricopa Street, Torrance, California                           90503
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 (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code     (310) 212-7910
                                                     --------------------------

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(Former name or former address, if changed since last report.)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   OTHER EVENTS.

AUDITED MARCH 31, 2000 FINANCIAL STATEMENTS; UNAUDITED INTERIM FINANCIAL INFORMATION

         Attached to this Form 8-K as Exhibit 99.1 is the Company's recently completed audited March 31, 2000 financial statements (the "2000 Financial Statements"). The 2000 Financial Statements include audited consolidated balance sheets as of March 31, 1999 and March 31, 2000, together with audited consolidated statements of operations (the "2000 Statement of Operations") and cash flows for the year ended March 31, 2000.

         Attached to this Form 8-K as Exhibits 99.2 and 99.3 are the Company's unaudited financial statements for the interim periods ended June 30, 2000 and September 30, 2000, respectively.

SELECTED FINANCIAL DATA

         The following selected financial data has been derived from the Company's audited financial statements for the year ended March 31, 2000 and unaudited financial statements for the periods ended June 30, 2000 and September 30, 2000. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere herein.

                                                                Six Months        Three Months       Three Months
                                                                   Ended              Ended             Ended          Year Ended
                                                               September 30,      September 30,        June 30,        March 31,
                                                                   2000               2000               2000             2000
                                                               --------------     --------------    ---------------    -----------
                                                                (Unaudited)        (Unaudited)       (Unaudited)
    Net of sales                                                      100.0%             100.0%             100.0%         100.0%
    Costs of goods sold                                                91.2%              91.6%              90.7%          96.8%
                                                               --------------     --------------    ---------------    -----------

    Gross profit                                                        8.8%               8.4%               9.3%           3.2%
    Research and development                                            0.3%               0.3%               0.4%           0.4%
    Sales and marketing                                                 0.7%               0.6%               0.8%           0.9%
    Provision for doubtful accounts                                     0.0%               0.0%               0.0%           0.2%
    General and administrative                                          4.5%               3.9%               5.0%           6.0%
                                                               --------------     --------------    ---------------    -----------
    Operating / income (loss)                                           3.3%               3.6%               3.1%          (4.3%)
    Interest expense - net                                              2.4%               2.3%               2.4%           1.6%
                                                               --------------     --------------    ---------------    -----------
    Income (loss) before tax benefit and cumulative effect
         of accounting change                                           1.0%               1.3%               0.7%          (5.9%)
    Income tax benefit                                                  0.0%               0.0%               0.0%           0.6%
                                                               --------------     --------------    ---------------    -----------
    Income (loss) before cumulative effect of accounting                1.0%               1.3%               0.7%          (5.3%)
         change
    Cumulative effect of accounting change                              0.0%               0.0%               0.0%           9.2%
                                                               --------------     --------------    ---------------    -----------
    Net income (loss)                                                   1.0%               1.3%               0.7%         (14.5%)
                                                               ==============     ==============    ===============    ===========

MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE RESULTS OF OPERATIONS

         The following discussion includes references to certain operating results during the year ended March 31, 1999, the three months ended June 30, 1999 and the three months and six months ended September 30, 1999. While the Company believes these references are helpful for purposes of understanding the discussion of the Company's operating results, the Company has not included financial statements at and for the period ended March 31, 1999 (other than the audited March 31, 1999 balance sheet included with Exhibit 99.1), June 30, 1999 or September 30, 1999 in this Form 8-K because the Company has not restated these financial statements to give effect to the change in the Company's method of accounting for inventory or any adjustments that might result from an audit or review of these statements.

FOR THE YEAR ENDED MARCH 31, 2000

         The 2000 Statement of Operations shows a net loss for the year of $28,244,000. Of this total net loss, $17,702,000 is attributable to the cumulative effect of a change in the Company's method of accounting for inventory. The Company adopted the change effective April 1, 1999. (The Company has not restated previously issued financial statements to give effect to this cumulative change on previously reported results of operation.) As explained in Note E to the 2000 Financial Statements, in prior years, when the Company valued its inventory at the lower of cost or market, market was determined by the weighted average of the repurchase price of cores acquired from customers as trade-ins and the price paid for cores purchased from brokers. Under the new method, the Company determines market value based on comparisons to current core broker prices, whose prices are normally less than the core values credited to customers' accounts when cores are returned to the Company as trade-ins. In addition, the Company reviews core inventory to identify excess quantities and maturing product lines. An allowance for obsolescence is provided to reduce the carrying value (market value of inventory) to its estimated net realizable value. Because several of the Company's competitors filed for bankruptcy protection in the late 1990s, the supply of cores has increased considerably. This has tended to drive down the carrying value of the Company's inventory. As noted in Note E to the 2000 Financial Statements, this change in the Company's method of accounting for inventory resulted in an adjustment to inventory values at March 31, 2000 of $31,052,000.

         The Company's net sales of $194,293,000 for the year ended March 31, 2000 represents a significant increase over the historical level of net sales. This increase is attributable to new product lines sold to existing customers totaling approximately $31,000,000 during the year ended March 31, 2000 and increased purchases of existing product lines by its customers. The Company is substantially dependent upon sales to six customers, and any meaningful reduction in the level of sales to any of these customers could have a material adverse effect on the Company.

         During the year ended March 31, 2000, cost of goods sold was $188,097,000, or 96.8% of net sales. Cost of goods sold for the year reflects the lower gross margins in an unprofitable product line and lower manufacturing efficiencies resulting from rapid growth. The Company discontinued the unprofitable line of business during the fiscal year ended March 31, 2000. Cost of goods sold for fiscal 2000 also represents a significant increase from the historically reported percentage that cost of goods sold represented of the Company's total sales. Downward pressure on prices in the marketplace and a corresponding change in the Company's product mix has contributed to this decrease in historical gross margins.

         General and administrative expenses for the year ended March 31, 2000 totaled $11,832,000. This represents a significant increase over the Company's historical levels of general and administrative expenses, a one time marketing and advertising cost of $2,000,000 and an increase in professional fees related to the Company's change of accountants and method of accounting for inventory. In addition, the class action litigation, the SEC investigation and the implementation of an upgraded computer system contributed to this increase.

         Sales and marketing expenses for the year ended March 31, 2000 totaled $1,864,000, representing a decrease of the total selling expenses from historical periods. This decrease in sales and marketing expenses is primarily related to a reduction in sales personnel.

         Interest expense increased to $3,227,000 for the year ended March 31, 2000. This increase is attributable to higher average outstanding balances on the Company's line of credit during the most recent fiscal year together with generally higher interest rates.

FOR THE THREE MONTHS ENDED JUNE 30, 2000

          Net sales for the three months ended June 30, 2000 were $41,401,000, a decrease of more than 15% from sales for the first quarter in the prior year. This decrease in net sales was the direct result of the Company eliminating an unprofitable line of domestic business.

          Gross profit for the three months ended June 30, 2000 improved to 9.3% from the low or slightly negative gross profit for the first quarter in the prior year. This improvement is attributed to the Company moving away from an unprofitable line of domestic business plus an increase in manufacturing efficiencies, when compared to historically-reported gross profit margins.

          Sales and marketing expenses decreased significantly during the three months ended June 30, 2000 compared to the first quarter in the prior year. This was primarily due to a decrease in advertising costs and a reduction in personnel. General and administrative expenses also decreased compared to the first quarter in the prior year due to reduced professional fees and the absence of implementation costs associated with the upgraded computer system for better management visibility and Y2K compliance in 1999.

          For the three months ended June 30, 2000 interest expense increased significantly when compared to the first quarter of the prior year due to higher average outstanding balances under the Company's line of credit together with generally higher interest rates.

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000

          Net sales for the three months ended September 30, 2000 were $43,964,000, a decrease of more than 15% from sales for the second quarter of the prior year. This decrease in net sales was the direct result of the Company eliminating an unprofitable line of domestic business.

          Gross profit for the three months ended September 30, 2000 improved to 8.4% for the three months ended September 30, 2000 as compared to the second quarter of the prior year. This improvement is attributed to both lower sales and increased efficiencies, as the Company moved away from an unprofitable line of business and as the Company was able to more efficiently manage the lower levels of manufacturing activity.

          Sales and marketing expenses decreased significantly during the three months ended September 30, 2000 as compared to the second quarter of the prior year. This decrease was primarily due to a reduction in advertising costs. General and administrative expenses also decreased significantly over the same comparative periods principally due to the absence of implementation costs associated with the upgraded computer system purchased for better management visibility and Y2K compliance in 1999.

          For the three months ended September 30, 2000 interest expense increased due to higher average outstanding balances under the Company's line of credit with generally higher interest rates.

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2000

          Net sales for the six months ended September 30, 2000 were $85,365,000, a decrease from sales for the first six months of the prior year. This decrease in net sales was the direct result of the Company eliminating an unprofitable line of domestic business.

          Gross profit margins for the six months ended September 30, 2000 improved to 8.8% from lower profit margins realized during the first six months of the prior year. This improvement is attributed to the Company moving away from an unprofitable line of domestic business, plus an increase in manufacturing efficiencies.

          Sales and marketing expenses decreased during the six months ended September 30, 2000 as compared to the first six months of the prior year. The decrease resulted principally from a reduction in personnel. General and administrative expenses also decreased significantly over the comparative periods, principally due to a reduction in professional fees, as well as the absence of the implementation costs associated with the Company's upgraded computer system previously noted.

          For the six months ended September 30, 2000 net interest expense was $2,019,000. This represents a more than 50% increase over net interest expense for the first six months of the prior year. This increase is attributed to the Company carrying higher average outstanding balances under its line of credit and generally higher interest rates.

LIQUIDITY AND CAPITAL RESOURCES

         The Company finances its operations out of cash flow from operations and historically has utilized borrowings under its existing line of credit. Because of the Company's failure to satisfy certain financial covenants, including minimum cash flow levels, or to provide the bank with required financial information, the Company was in default under its credit agreement. In connection with the bank's agreement to waive these defaults, the Company agreed to reduce the maximum level of borrowings under this line of credit from the original level of $38 million to $33 million by March 31, 2001. This reduction is required to be made in monthly increments of $500,000 through March 31, 2001. While the Company has made net payments on its line of credit totaling $3,250,000 over the nine months through December, 2000 and expects to be able to generate sufficient cash flow from operations to satisfy the required reductions in total borrowings under the bank credit agreement, there is no assurance that it will be able to make such further required reductions. In addition to the other remedies the bank would have in the event the Company did not make the required principal paydowns, the interest rate on the Company's line of credit would increase by 1% per annum. The bank has agreed to extend the deadline for the Company to provide the bank with an approved expression of interest from a third-party lender to refinance the loan under the bank credit agreement from December 15, 2000 to January 26, 2001. No assurance can be given that the Company will be able to provide such an expression of interest to the bank.

CLASS ACTION LAWSUIT

         The Company is a defendant in a class action lawsuit pending in the United States District Court, Central District of California. The complaint in the class action alleges that, over a three year period, the Company misstated earnings in violation of securities laws. The complaint seeks damages on behalf of all investors who purchased common stock of the Company from August 1, 1996 to July 30, 1999. The Company's Directors and Officers insurance carrier has also filed a claim against the Company and certain of its officers that seeks to rescind coverage for the claims made against the Company and certain of its officers in the class action lawsuit. See Note O to the 2000 Financial Statements. The Company, counsel for the class action plaintiffs and counsel for the insurance carrier are currently engaged in discussions to determine whether the class action lawsuit can be settled. While management is hopeful that settlement can be reached, there can be no assurances that settlement will be reached or that such a settlement would be approved by the court. In the absence of final resolution of the litigation and in view of the position articulated by the Directors and Officers insurance carrier, continued litigation of the class action lawsuit could have a material adverse effect on the Company.

PENDING INVESTIGATION BY THE SECURITIES AND EXCHANGE COMMISSION

         The Company is subject to an investigation by the Securities and Exchange Commission (SEC) relating to the same issues involved in the above-mentioned lawsuit. The outcome of these investigations cannot presently be determined.

CONSOLIDATION OF OPERATIONS

          Presently, the Company conducts its operations primarily in two facilities located in Torrance, California. One building, housing Executive Offices, Sales Offices, and Final Assembly Operations, consists of approximately 125,000 square feet. The other facility consists of nearly 240,000 square feet of primarily Warehousing, Shipping/Receiving, Engineering and Tear-down and Assembly Operations. The Company is in the process of consolidating all operations into the single larger facility. As a result the Company anticipates the following to happen:

          -        Savings in rent and utilities will be achieved;
          -        Efficiencies  in  production  will  be  realized  due  to
                   redesigning   many  current   operations,   including
                   kitting, remanufacturing and packaging; and
          - The effectiveness of Management will be increased by residing in one facility


         The cost of this consolidation is anticipated to be $500,000 and is expected to result in annualized savings of nearly $1,000,000, and capacity will be increased through production and design efficiencies. The actual costs and savings could vary significantly from these estimates.

         The Company is also evaluating the costs and benefits associated with its Singapore and Malaysian purchasing, manufacturing and warehousing facilities.

CUSTOMER CONCENTRATION

         The Company is substantially dependent upon sales to six major customers. During the year ended March 31, 2000 and for the six months ended September 30, 2000, sales to these six customers constituted approximately 90% of the Company's total sales. During the same period, sales to the Company's top three customers totaled approximately 75% of the Company's total sales. Any meaningful reduction in the level of sales to any of these customers could have a material adverse impact upon the Company. In addition, the concentration of the Company's sales has increasingly limited the Company's ability to negotiate favorable prices for its products.

DISCLOSURE REGARDING PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

          This report contains certain forward-looking statements with respect to the future performance of the Company that involve risks and uncertainties. Various factors could cause actual results to differ materially from those projected in such statements. These factors include, but are not limited to: concentration of sales to certain customers, changes in the Company's relationship with any of its customers, the potential for changes in consumer spending, consumer preferences and general economic conditions, increased competition in the automotive parts remanufacturing industry, unforeseen increases in operating costs, the costs associated with and the anticipated savings from the Company's consolidation of facilities and other factors discussed herein and in the Company's other filings with the Securities and Exchange Commission.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(C) Exhibits:  The following exhibits are filed as part of this report:


      Exhibit 99.1         Consolidated Financial Statements of Motorcar Parts & Accessories, Inc. and Report of
                           Independent Certified Public Accountants, March 31, 2000 and 1999.


      Exhibit 99.2         Interim Financial Information of Motorcar Parts & Accessories at and for the period ended
                           June 30, 2000


      Exhibit 99.3         Interim Financial Information of Motorcar Parts & Accessories at and for the period ended
                           September 30, 2000

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      MOTORCAR PARTS & ACCESSORIES, INC.
                                      ----------------------------------
                                                 (Registrant)

Date   January 17, 2001               /s/ Anthony Souza
----------------------------------    ----------------------------------
                                                  (Signature)
                                      Anthony Souza
                                      President

                                  EXHIBIT INDEX




EXHIBIT NO.        DESCRIPTION

      Exhibit 99.1         Consolidated Financial Statements of Motorcar Parts & Accessories, Inc. and Report of
                           Independent Certified Public Accountants, March 31, 2000 and 1999.


      Exhibit 99.2         Interim Financial Information of Motorcar Parts & Accessories at and for the period ended
                           June 30, 2000


      Exhibit 99.3         Interim Financial Information of Motorcar Parts & Accessories at and for the period ended
                           September 30, 2000